UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2008

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11512	04-2857552
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27 Drydock Avenue, Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Clemens van Zeyl

On June 2, 2008, Clemens van Zeyl’s employment as President of SatCon Power Systems Canada, Ltd. (“Power Systems”), a wholly-owned subsidiary of SatCon Technology Corporation (the “Company”), was terminated, effective immediately. Mr. van Zeyl was a “named executive officer” in the Company’s 2008 Proxy Statement.

David E. O’Neil

On June 5, 2008, the Company and David E. O’Neil, Vice President of Finance, entered into an amendment to Mr. O’Neil’s employment agreement (the “Amendment”) pursuant to which, effective immediately, Mr. O’Neil will no longer serve as the Company’s principal financial officer, but instead will serve as a Vice President of the Company, with such duties as the Company’s Chief Executive Officer or Board of Directors may from time to time assign to him.  Initially, Mr. O’Neil will be responsible for the Company’s motor manufacturing and hybrid electric vehicle divisions, as well as the Company’s SatCon Electronics subsidiary.  In addition, Mr. O’Neil will help transition his former responsibilities as principal financial officer to a successor.  Until a successor is appointed, the Company’s Chief Executive Officer will assume these responsibilities with the support of outside consultants, Mr. O’Neil and the Company’s Chief Accounting Officer.

Under the terms of the Amendment, Mr. O’Neil’s employment with the Company may be terminated at any time without cause upon the earlier to occur of (i) June 1, 2009 (unless extended by mutual agreement of the parties thereto) or (ii) 90 days after the Company gives notice that it is exercising its right to terminate the employment agreement without cause.  If Mr. O’Neil’s employment terminates pursuant to the foregoing for any reason it shall constitute a termination without cause by the Company under the employment agreement.  Under the terms of Mr. O’Neil’s employment agreement, the terms of which were previously disclosed on a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 19, 2007, in the event that Mr. O’Neil’s employment is terminated by the Company at any time without cause (as defined in the employment agreement) or is not renewed, the Company is required to pay Mr. O’Neil his then current base salary over the twelve month period following the effectiveness of such termination.  Following such termination, Mr. O’Neil’s unvested stock options will immediately vest and he will be able to exercise all previously granted options for two years thereafter.  The Company will continue to maintain health and dental benefits for Mr. O’Neil for one year thereafter as well.  Mr. O’Neil has also agreed to maintain the confidentiality of the Company’s confidential information and not to compete with the Company while his employment agreement is in effect and for a period of one year thereafter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: June 6, 2008	By:	/s/ JOHN W. PEACOCK
John W. Peacock
Chief Accounting Officer